                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          INGLES MARKETS, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 (INGLES LOGO)

                          INGLES MARKETS, INCORPORATED
                                 P.O. BOX 6676
                        ASHEVILLE, NORTH CAROLINA 28816

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 12, 2002

To the Stockholders of Ingles Markets, Incorporated:

     NOTICE IS HEREBY GIVEN that Ingles Markets, Incorporated will hold its 2002 Annual Meeting of Stockholders at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina 28804, on February 12, 2002, at 1:00 P.M. local time, for the following purposes:

     (1) To elect ten Directors to serve until the 2003 Annual Meeting of Stockholders;

     (2) To consider and approve the Amended and Restated 1997 Nonqualified Stock Option Plan; and

     (3) To transact any other business that may properly come before the meeting and any adjournment thereof.

These items and other matters relating to the Annual Meeting are more fully discussed in the Proxy Statement that accompanies this notice.

     Holders of record of the Company's Class A Common Stock, $.05 par value per share, and Class B Common Stock, $.05 par value per share, at the close of business on January 7, 2002, are entitled to receive notice of and to vote at the Annual Meeting. We will make available at the Company's corporate offices a list of stockholders as of the close of business on January 7, 2002, for inspection during normal business hours during the ten-day period immediately preceding the Annual Meeting.

     Whether or not you expect to attend the Annual Meeting, please sign and date the accompanying proxy card(s) and return the proxy card(s) promptly in the enclosed postage paid reply envelope. Your prompt return of the proxy card(s) will help the Company prepare for the Annual Meeting. If you return an executed proxy card and later decide to attend the Annual Meeting, you may revoke your proxy at the meeting and vote your shares in person.

                                          By Order of the Board of Directors

                                          /s/ ROBERT P. INGLE
                                          Robert P. Ingle
                                          Chairman of the Board

Asheville, North Carolina
January 14, 2002

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD(S) PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROXY STATEMENT.............................................    1
  Execution and Revocation of Proxies.......................    1
  Action to be Taken Under the Proxy Cards..................    1
  Voting Rights.............................................    2
     Quorum Requirements....................................    2
     Election of Directors..................................    2
     Other Matters..........................................    2
ELECTION OF DIRECTORS.......................................    2
  Identification of Directors and Executive Officers........    3
  Committees of the Board of Directors......................    5
     The Executive Committee................................    5
     The Audit/Compensation Committee.......................    6
     The Employee Benefit Plan Committee....................    6
     The Human Resources Advisory Committee.................    6
  Compensation Committee Interlocks and Insider
     Participation in Compensation Decisions................    6
  Meetings of the Board of Directors and Committees.........    7
AUDIT COMMITTEE REPORT......................................    7
EXECUTIVE COMPENSATION......................................    8
  Report on Executive Compensation..........................    8
     Executive Compensation Policies........................    8
     Salaries and Cash Incentive Bonus Awards...............    9
     1997 Nonqualified Stock Option Plan....................    9
     Investment/Profit Sharing Plan.........................    9
     Life Insurance.........................................   10
  Executive Compensation Summary............................   11
     Summary Compensation Table.............................   11
     Option/SAR Grants in Last Fiscal Year..................   12
     Aggregated Option/SAR Exercises in Last Fiscal Year and
      Fiscal Year-End Option/SAR Values.....................   12
     Stock Price Performance Graph..........................   12
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
  OWNERS....................................................   14
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........   15
PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1997
  NONQUALIFIED STOCK OPTION PLAN............................   15
  Federal Income Tax Effects................................   19
     Special Tax Provisions.................................   19
  Approval of Amended and Restated Plan.....................   19
RELATIONSHIP WITH INDEPENDENT AUDITORS......................   20
  Audit Fees................................................   20
OTHER MATTERS...............................................   20
  Solicitation of Proxies...................................   20
  Stockholders' Proposals for the 2003 Annual Meeting.......   20
  Action on Other Matters at the 2002 Annual Meeting........   20
  Section 16(a) Beneficial Ownership Reporting Compliance...   21
  Incorporation by Reference of this Proxy Statement........   21
  Availability of Form 10-K.................................   21

                          INGLES MARKETS, INCORPORATED
                                 P. O. BOX 6676
                        ASHEVILLE, NORTH CAROLINA 28816

                          ANNUAL STOCKHOLDERS MEETING
                               FEBRUARY 12, 2002
                                 GROVE PARK INN
                                290 MACON AVENUE
                        ASHEVILLE, NORTH CAROLINA 28804

                                PROXY STATEMENT

     The Board of Directors of Ingles Markets, Incorporated (the "Company") furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2002 Annual Meeting of Stockholders of the Company. The meeting will be held at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina 28804, on Tuesday, February 12, 2002, at 1:00 p.m., local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The proxies also may be voted at any adjournments or postponements of the meeting. The Company is sending this Proxy Statement to each holder of record of the Company's Class A Common Stock, $.05 par value per share ("Class A Common Stock") and Class B Common Stock, $.05 par value per share ("Class B Common Stock") as of January 7, 2002, the record date for the meeting (the "Record Date"). Class A Common Stock and Class B Common Stock are sometimes referred to collectively in this Proxy Statement as "Common Stock."

     The Company's principal executive offices are located at 1560 Highway 70 East, Asheville (Black Mountain), North Carolina 28711. This Proxy Statement and the accompanying forms of proxy are first being sent or given to Stockholders on or about January 14, 2002.

EXECUTION AND REVOCATION OF PROXIES

     If a stockholder completes and signs one of the enclosed proxies as instructed and returns the proxy to the Secretary of the Company in care of the Company's transfer agent, First Union National Bank, so that it is received at or before the Annual Meeting, the shares of Common Stock represented by the proxy will be voted at the Annual Meeting in accordance with the instructions on the proxy. Proxies that are not properly executed or are not received by the Secretary at or before the Annual Meeting will not be effective.

     A duly authorized person should sign each proxy on the stockholder's behalf if the stockholder is a corporation or partnership. If the shares of Common Stock represented by a proxy are registered in more than one name, each registered owner should sign the proxy. If an authorized person executes the proxy pursuant to a power of attorney or as an executor, administrator, trustee or guardian, the person should include his or her full title on the proxy and enclose a certificate or other evidence of appointment with the proxy when delivering it to the Secretary. Proxies that are not properly executed will not be effective.

     A stockholder can revoke a proxy at any time prior to the exercise of the authority granted under that proxy. A proxy may be revoked by a stockholder in any of the following ways:

     - by attending the Annual Meeting and giving oral notice of the stockholder's election to vote in person;

     - by delivering to the Secretary an instrument revoking the proxy; or

     - by delivering a later-dated, properly executed proxy with respect to shares covered by the original proxy.

ACTION TO BE TAKEN UNDER THE PROXY CARDS

     Unless instructed otherwise on a proxy, shares of Common Stock represented by a properly executed proxy will be voted at the Annual Meeting "FOR" the election of each of the Board of Directors nominees named under the heading "ELECTION OF DIRECTORS" and "FOR" the proposal to amend and restate the

1997 Nonqualified Stock Option Plan. As of the date of this Proxy Statement, the Company's management knows of no other matter to be brought before the Annual Meeting. Should any other matter properly come before the Annual Meeting, all shares of Common Stock represented by effective proxies will be voted, at their discretion, by the persons acting under such proxies.

VOTING RIGHTS

     Only holders of record of shares of Class A Common Stock or Class B Common Stock at the close of business on the Record Date are entitled to vote at the meeting or adjournments or postponements of the meeting. At the close of business on the Record Date, there were 10,049,282 shares of Class A Common Stock and 12,634,357 shares of Class B Common Stock outstanding.

     QUORUM REQUIREMENTS. The presence in person or by proxy of holders of a majority of the outstanding shares of Class A Common Stock constitutes a quorum for purposes of the election of directors by the holders of Class A Common Stock. The presence in person or by proxy of holders of a majority of the outstanding shares of Class B Common Stock constitutes a quorum for purposes of the election of directors by the holders of Class B Common Stock. If holders of a majority of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock are present at the Annual Meeting in person or by proxy, a quorum will be present for purposes of voting on the proposal to amend and restate the 1997 Nonqualified Stock Option Plan and any other matter that may be presented at the Annual Meeting. Abstentions with respect to a proposal and broker non-votes are counted for purposes of establishing a quorum.

     ELECTION OF DIRECTORS. If a quorum of each class is present at the Annual Meeting, the holders of Class A Common Stock, voting as a class, will elect three directors, and the holders of Class B Common Stock, voting as a class, will elect seven directors. Each stockholder will have one vote for each share of Common Stock held by the stockholder as of the Record Date. Pursuant to the North Carolina Business Corporation Act, directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

     Because the Company was a public corporation on the Record Date, cumulative voting will not be applicable to the election of directors at the Annual Meeting.

     OTHER MATTERS. Unless otherwise provided in the Company's Articles of Incorporation or the North Carolina Business Corporation Act, holders of Class A Common Stock and Class B Common Stock would vote as a single class with respect to any other matter that may be voted upon at the Annual Meeting, including the proposal to amend and restate the 1997 Nonqualified Stock Option Plan. In any such vote, stockholders would be entitled to one vote for each share of Class A Common Stock held as of the Record Date and ten votes for each share of Class B Common Stock held as of the Record Date. For purposes of any such vote, if a quorum is present, a proposal will pass if the votes cast "for" the action exceed the votes cast "against" the action, unless otherwise provided in the Company's Articles of Incorporation or the North Carolina Business Corporation Act. Shares not voted with respect to any such matters (whether by abstention or broker non-vote) would not be included in vote totals and would not impact the vote. As of the date of this Proxy Statement, the Company knows of no matters other than the election of directors and the approval of the Amended and Restated 1997 Nonqualified Stock Option Plan to be presented for action at the Annual Meeting.

                             ELECTION OF DIRECTORS

     Each member of the Board of Directors (the "Board") is elected for a term of one year and until their successors are elected and qualified or until their earlier death, resignation or removal from office. The Company's Articles of Incorporation and Bylaws provide that the Board may from time to time fix by resolution the number of directors that constitutes the Board, which shall be not less than five nor more than eleven. The Board has determined by resolution that the number of directors will be fixed at ten until the 2003 Annual Meeting. In accordance with the Company's Articles of Incorporation and Bylaws, three of the ten directors will be elected by a vote of the holders of the Class A Common Stock and the remaining seven directors will be elected by a vote of the holders of the Class B Common Stock.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     THE BOARD HAS NOMINATED, AND RECOMMENDS A VOTE FOR, JOHN O. POLLARD, J. ALTON WINGATE AND CHARLES L. GAITHER, JR. AS DIRECTORS TO BE ELECTED BY THE HOLDERS OF THE CLASS A COMMON STOCK AND ROBERT P. INGLE, ANTHONY S. FEDERICO, VAUGHN C. FISHER, ROBERT P. INGLE, II, CHARLES E. RUSSELL, LAURA INGLE SHARP AND BRENDA S. TUDOR AS DIRECTORS TO BE ELECTED BY THE HOLDERS OF THE CLASS B COMMON STOCK.

     All of these nominees are currently directors, with the exception of Mr. Gaither, who is an executive officer of the Company. Proxies received by the Board will be voted "FOR" the election of all of the nominees unless stockholders specify a contrary choice in their proxy. It is not anticipated that any nominee for election as a director will become unable to accept the nomination, but if such an event should occur the person or persons acting under the proxies will vote for any substitute nominee who may be designated by the Board. The person or persons acting under the proxies will vote for no more or fewer than ten nominees, unless the Board votes to change the number of directors, or fewer than ten individuals are nominated at the Annual Meeting.

     The biographical information set forth below was furnished by each named director and executive officer of the Company. Except as otherwise indicated, each such person has been engaged in his or her most recent occupation or employment for more than five years.

                        DIRECTORS AND EXECUTIVE OFFICERS

Robert P. Ingle          Mr. Ingle has been Chairman of the Board and Chief
                         Executive Officer since the Company was incorporated in 1965. He was President of the Company until 1982. Mr.
                         Ingle also serves on the Asheville Board of Directors
                         Advisory Board of First Union National Bank of North
                         Carolina, Asheville. Mr. Ingle is 68.

Vaughn C. Fisher         Mr. Fisher joined the Company in 1972 and became the
                         Company's President and Chief Operating Officer in
                         December 1996. He has also been a Director since 1985.
                         He held several positions in the Company, including store manager, district manager and Vice
                         President-Sales Manager, until he became President.
                         Prior to joining the Company, Mr. Fisher was employed by Allied Supermarkets for 16 years in various capacities throughout Michigan and the Southeast. Mr.
                         Fisher also serves on the Board of Directors of the North Carolina Food Dealers Association. Mr. Fisher is
                         63.

Joseph G. Ashley         Mr. Ashley has served as Vice President-Meats since he
                         joined the Company in May 1991. He served as a regional supervisor of meat operations for Food Lion, Inc., a regional supermarket chain, from 1973 until May 1991.
                         Mr. Ashley is 54.

H. James Brabson         Mr. Brabson has served as Vice President-Store
                         Operations since January 1997. He joined the Company in
                         1972 and held various positions until 1984 when he became a District Manager. Mr. Brabson is 54.

Timothy A. Davey         Mr. Davey has served as a bakery director since he
                         joined the Company in July 1994 and was elected Vice
                         President-Bakery in August 1995. Mr. Davey served as
                         Director of Bakery Operations for Kash n' Karry Food
                         Stores, Inc., a regional supermarket chain, from 1989 until 1994. From 1978 to 1989, he was employed by the Kroger Company in a variety of positions. Mr. Davey is 45.

Anthony S. Federico      Mr. Federico has served as a Director since May 1991
                         and as Vice President-Non-Foods since October 1992.
                         Prior to joining the Company in October 1992, he served as President of Ultimate Food Sales, Inc., a food brokerage company based in Asheville, North Carolina, which he founded in 1985. Mr. Federico is 42.

Charles L. Gaither, Jr.  In July 1998, Mr. Gaither was elected President of
                         Milkco, Inc., a subsidiary of the Company that processes, packages and distributes milk, fruit juices and spring water. Mr. Gaither was previously Vice President and General Manager of Milkco from 1987 to 1998 and served as Assistant General Manager of Milkco from 1985 to 1987. Mr. Gaither is 58.

Nancy L. Hughes          Ms. Hughes joined the Company in January 1997 and has
                         served as Vice President-Deli since February 1997.
                         Prior to joining the Company, Ms. Hughes served as Bakery Buyer/Corporate Merchandiser for BI-LO, Inc., a supermarket chain where she was employed from 1989 until January 1997. She was previously employed by the Company from 1979 until 1989 in a variety of job positions. Ms. Hughes is 42.

Robert P. Ingle, II      Robert P. Ingle, II, has been a Director since February
                         1997. He has been employed by the Company since 1985 and has served as Vice President-Operations since
                         February 1996. Mr. Ingle has held various positions with the Company, including management of new store development, store design, construction, training and development. He is 33.

Gordon S. Myers          Mr. Myers has served as Vice President-Real Estate
                         since he joined the Company in March 1993. Prior to joining the Company, he was President of Commercial
                         Developers, Inc., a real estate company, where he consulted with the Company on matters relating to real estate. He is 57.

J. Thomas Outlaw, Jr.    Mr. Outlaw has been employed by the Company in various
                         capacities since joining in 1977, including Vice
                         President-Produce, Vice President-Frozen Food, District
                         Manager, Produce Merchandiser, and Dairy Merchandiser.
                         He has served as Vice President-Sales Manager since
                         August 1995. Prior to joining the Company, Mr. Outlaw served as Director of Produce for BI-LO, Inc. where he was employed from 1969 through 1976. Mr. Outlaw is 55.

John O. Pollard          A Director since 1987, Mr. Pollard has been managing
                         partner of the Charlotte, North Carolina Office of the law firm of McGuireWoods, LLP since January 1998. Prior to that time, he was a partner in the Charlotte law firm of Blakeney & Alexander with which he was affiliated since 1973 and which was acquired by McGuireWoods in 1998. Mr. Pollard is 64.

Charles E. Russell       Mr. Russell has been a Director since May 2001. Mr.
                         Russell has been a principal with Painter, Russell &
                         Associates, PLLC, certified public accountants, since
                         October 1992. Mr. Russell is 63.

Laura Ingle Sharp        The Company's "Laura Lynn" private label products are
                         named after Ms. Sharp. She has been a Director since
                         February 1997. She has also served the Company in several capacities on a full-time and part-time basis since 1975, including appearances in advertisements promoting the Company's private label products. Ms.
                         Sharp is 45.

Leonard E. Tasler        Mr. Tasler has served as Vice President-Produce since
                         he joined the Company in March 1993. Prior to joining the Company, he served as Senior Produce Buyer for Safeway Stores, Inc., a national supermarket chain, in its Omaha, Phoenix, and Denver division from 1973 through 1993. He is 47.

Brenda S. Tudor          Ms. Tudor has served as a Director and as Vice
                         President-Finance, Chief Financial Officer and
                         Treasurer of the Company since February 1998. She joined the Company in 1984 and served as general accounting manager until 1988 when she became
                         Controller and Secretary of the Company. Before she joined the Company, Ms. Tudor worked in public accounting for five years. She is a certified public accountant. Ms. Tudor is 44.

J. Alton Wingate         A Director since 1987, Mr. Wingate is Chairman and
                         Chief Executive Officer of Community Bank &
                         Trust-Cornelia, Georgia, where he has been employed as an executive officer since 1977. He also serves as Chairman, President, Chief Executive Officer and a director of Financial Supermarkets, Inc. (which provides consulting services in connection with the placement of banks within supermarkets), and as Chairman, President and Chief Executive Officer of
                         Community Bankshares, Inc. Mr. Wingate also serves as
                         Chairman and a director of Community Bank &
                         Trust-Alabama and Community Bank & Trust-Troup,
                         Georgia. Mr. Wingate is 62.

                         OTHER OFFICERS OF THE COMPANY

Cynthia L. Brooks        Ms. Brooks joined the Company in September 1998 and was
                         elected Vice President-Human Resources in November
                         1998. From November 1992 until September 1998 she was
                         Vice President-Administration for Thomas & Howard
                         Company of Asheville, Inc., which handled distribution for the Company. Ms. Brooks is 39.

Florence S. Dimenna      Ms. Dimenna has served as Secretary and Controller
                         since February 2001. Ms. Dimenna joined the Company as
                         Special Projects Manager in November 1999. Prior to joining the Company, Ms. Dimenna was Director of Corporate Accounting for The York Group, Inc., a casket manufacturer. From 1981 until 1997 she was Director of Financial Reporting for Service Corporation
                         International, a funeral home consolidator. Ms. Dimenna is 43.

Nathan C. Fisher         Mr. Fisher was named Vice President-Frozen Foods in May
                         2000. Mr. Fisher joined the Company in November 1979 and has served in various capacities including store manager and frozen food director. Mr. Fisher is 41.

William Randolph Jameson Mr. Jameson joined the Company in September 1998 and was elected Vice President-Distribution in November 1998. Prior to that time, he was President of Thomas & Howard Company of Asheville, Inc., which handled distribution for the Company. Mr. Jameson is 43.

     Robert P. Ingle, II and Laura Ingle Sharp are the son and daughter, respectively, of Robert P. Ingle. Anthony S. Federico is the son-in-law of Robert P. Ingle and the brother-in-law of Robert P. Ingle, II and Laura Ingle Sharp. There are no other family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board had four standing committees during fiscal 2001: an Executive Committee, an Audit/Compensation Committee, an Employee Benefit Plan Committee and a Human Resources Advisory Committee. The Company does not have a separate nominating committee.

     THE EXECUTIVE COMMITTEE. The Executive Committee can exercise the powers of the full Board between meetings of the Board, except for powers that may not be delegated to a committee of the Board under the North Carolina Business Corporation Act. The Executive Committee currently consists of Messrs. Robert P. Ingle and Fisher and Ms. Tudor.

     THE AUDIT/COMPENSATION COMMITTEE. The Board has established, through the Company's Bylaws, an Audit/Compensation Committee. When acting in its capacity as Audit Committee, this committee acts under the authority of and has the responsibilities described in the Company's Audit Committee Charter. In this capacity, the Board has empowered the Audit Committee to:

        - Recommend the appointment or removal of the Company's independent auditors;

        - review the scope and results of the independent audit of the Company;

        - review audit fees; and

        - review changes in accounting policies that have a significant effect on the Company's financial reports.

     When the committee is acting as the Compensation Committee, the Board has empowered the committee to:

        - Approve compensation levels and increases in compensation of each executive officer and of other employees of the Company whose annual base salary is in excess of $100,000; and

        - Approve all incentive payments to executive officers and any incentive payments in excess of $25,000, paid in cash or property, in any calendar year to any other employee.

     Commencing in fiscal 2002 the Compensation Committee has also assumed the duties of the Employee Benefit Plan Committee.

     The Audit/Compensation Committee consists of Messrs. Pollard, Russell and Wingate. During fiscal 2000, the National Association of Securities Dealers adopted new continued listing requirements regarding the independence of audit committee members and required that all members of the Audit Committee meet the independence requirements by June 2001. Messrs. Pollard, Russell and Wingate are independent members of the Committee under the definition adopted by the Nasdaq Stock Market. Prior to Mr. Russell joining the Board, Mr. Robert P. Ingle served as a member of the Audit/Compensation Committee. Mr. Ingle was not an independent member due to the fact that Mr. Ingle serves as the Company's Chief Executive Officer and is related to certain other executive officers. Mr. Russell replaced Mr. Ingle on the Committee prior to June 2001.

     THE EMPLOYEE BENEFIT PLAN COMMITTEE. The Employee Benefit Plan Committee was established during fiscal 1997. The Board appointed two of its members to serve on the Employee Benefit Plan Committee and empowered the committee to undertake administration of employee benefit plans and other compensation matters where independent, disinterested administration was required by applicable tax or securities laws and regulations. Where such laws or regulations require that grants or awards under the Company's stock-based employee benefit plans be made by the full Board or by a committee of non-employee or outside directors, the Employee Benefit Plan Committee or the Board, as appropriate, made such decisions. During fiscal 2001, the Employee Benefit Plan Committee consisted of Messrs. Pollard and Wingate. In fiscal 2002, the Employee Benefit Plan Committee has been dissolved and its duties have been assumed by the Audit/Compensation Committee.

     THE HUMAN RESOURCES ADVISORY COMMITTEE. The Human Resources Advisory Committee was established in August 1998 to oversee certain of the Company's human resources compliance policies and programs. Ms. Tudor, Ms. Sharp and Mr. Wingate are members of this committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     All compensation decisions made during fiscal 2001 that were not made exclusively by the Board, the Audit/Compensation Committee or the Employee Benefit Plan Committee were made by the Chief Executive Officer, in certain instances in consultation with the President and Chief Operating Officer.

     The only member of the Audit/Compensation Committee who was an officer or employee of the Company and its subsidiaries during fiscal 2001 was Mr. Robert
P. Ingle, who served on this Committee until

May 2001. Mr. Ingle was replaced on this Committee by Mr. Russell, who was not an officer or employee of the Company or its subsidiaries during fiscal 2001 or any prior year. Messrs. Pollard and Wingate, who are the other members of the Audit/Compensation Committee and were the sole members of the Employee Benefit Plan Committee, were not officers or employees of the Company or its subsidiaries during fiscal 2001 or any prior fiscal year.

     While Messrs. Pollard and Wingate do not have any employment relationship with the Company, they do have certain other relationships with the Company. Mr. Pollard is managing partner of the Charlotte, North Carolina, office of the law firm of McGuireWoods, LLP which, from time to time, handles labor matters for the Company. During fiscal 2001, the Company accrued approximately $185,000 in fees for services rendered by that firm. Mr. Wingate is Chairman, Chief Executive Officer and President of Community Bankshares, Inc. and is an officer and director of its subsidiaries, Financial Supermarkets, Inc. and Community Bank & Trust. Financial Supermarkets, Inc. provides consulting services to the Company in connection with the placement of banks within the Company's supermarkets. During fiscal 2001, the Company paid approximately $117,000 in fees for services rendered by Financial Supermarkets, Inc.

     The Company believes that the transactions described above between the Company and each of McGuireWoods, LLP and Financial Supermarkets, Inc. have been and will continue to be on terms no less favorable to the Company than those available from unaffiliated third parties in transactions negotiated at arms-length.

     See also "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS."

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board held four formal meetings during fiscal 2001. The Executive Committee held no formal meetings during fiscal 2001, but met on an informal basis. The Audit/Compensation Committee held five formal meetings during fiscal 2001, and met on an informal basis during board meetings and acted by unanimous written consent. The Employee Benefit Plan Committee held no formal meetings during fiscal 2001, but met on an informal basis and acted by unanimous written consent. The Human Resources Advisory Committee held one formal meeting during fiscal 2001 and received updates on human resource issues as needed at quarterly Board meetings. For the period in fiscal 2001 during which he or she served as a Director, each Director attended at least 75% of all meetings of the Board and of the committees of the Board on which he or she served. See "COMMITTEES OF THE BOARD OF DIRECTORS."

     Directors who were not officers of the Company received a fee of $500 for each Board meeting they attended in person in fiscal 2001.

                             AUDIT COMMITTEE REPORT

     The Audit/Compensation Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit/Compensation Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant adjustments, and the clarity of disclosures in the financial statements.

     The Audit/Compensation Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit/Compensation Committee under generally accepted auditing standards. In addition, the Audit/Compensation Committee has discussed with the independent auditors the auditors' independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Audit/Compensation Committee discussed with the independent auditors the overall scope and plans for their respective audits. The Audit/Compensation Committee meets with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit/Compensation Committee held five meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Audit/Compensation Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 29, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

                                                 SUBMITTED BY:

                                                 THE AUDIT/COMPENSATION COMMITTEE

                                                 John O. Pollard    Charles E. Russell    J. Alton Wingate

                             EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors Audit/Compensation and Employee Benefit Plan Committees were responsible for administering executive compensation during fiscal 2001. The duties of these committees are set forth on page 6 under the headings "COMMITTEES OF THE BOARD OF DIRECTORS -- AUDIT/COMPENSATION COMMITTEE AND -- EMPLOYEE BENEFIT PLAN COMMITTEE." This report describes the compensation policies established by each of these Committees for the executive officers of the Company.

     EXECUTIVE COMPENSATION POLICIES. The Company's Chief Executive Officer periodically reviews the compensation paid by the Company to its executive officers and other employees. Based on the Company's general performance and that of the individual executive officer, he makes final subjective determinations (in certain instances in consultation with the President and Chief Operating Officer) with respect to any changes to be made to that compensation. Bonuses paid to officers of the Company's subsidiary, Milkco, Inc., are based on established quantitative measurements of Milkco's performance.

     Neither the full Board, the Audit/Compensation Committee nor the Employee Benefit Plan Committee generally reviews or ratifies the Chief Executive Officer's decisions relating to executive compensation unless otherwise required by the Company's Bylaws, by resolutions adopted by the Board or by the North Carolina Business Corporation Act. Decisions are made by the Board, the Audit/Compensation Committee or the Employee Benefit Plan Committee if such decisions require the adoption of documents relating to employee benefit plans or programs. In addition, the Audit/Compensation Committee is required by resolution to approve any increases in compensation that the Company will pay to an employee whose base salary is in excess of $100,000, all incentive compensation that the Company will pay to executive officers and any incentive payments that the Company will pay to any other employee in excess of $25,000. Decisions about grants or awards under the Company's stock-based employee benefit plans have been made either by the Employee Benefit Plan Committee or by the Board, as appropriate, where Rule 16b-3 of the Securities Exchange Act 1934, as amended (the "Exchange Act"), or Section 162(m) of the Internal Revenue Code requires that such grants or awards be made by the full Board or by a committee of "non-employee" or "outside directors." See "COMMITTEES OF THE BOARD OF DIRECTORS."

     The Internal Revenue Code generally provides that corporate deductions will be disallowed for annual compensation in excess of $1 million paid to certain executive officers of publicly held corporations. "Performance-based" compensation is excluded from the cap. Although the $1 million compensation deduction cap would be applicable to the executive officers named in the "SUMMARY COMPENSATION

TABLE" their compensation levels for fiscal 2001 were substantially below the cap. Nevertheless, the Chief Executive Officer, the Audit/Compensation Committee and the Employee Benefit Plan Committee, as appropriate, intend to consider the Internal Revenue Code's compensation deductibility cap when they determine compensation levels and to evaluate appropriate alternatives to mitigate any adverse impact this limitation may have on the deductibility of executive compensation paid by the Company and its subsidiaries.

     SALARIES AND CASH INCENTIVE BONUS AWARDS. In fiscal 2001, Mr. Robert P. Ingle received a salary of $170,045 and no bonus, which was substantially unchanged from compensation paid to him in 2000. His current salary is $170,045 per year. Payment of Mr. Robert P. Ingle's salary was approved by the Audit/ Compensation Committee. Mr. Ingle and the Audit/Compensation Committee believe the compensation paid to Mr. Ingle in 2001 is on the low end of competitive compensation paid to other chief executive officers in the industry.

     Other executive officers of the Company received a salary and bonus, the amounts of which were determined by Mr. Ingle or the President and Chief Operating Officer, as appropriate, and approved by the Audit/Compensation Committee. The bonus paid to Mr. Gaither, President of the Company's subsidiary, Milkco, Inc., was based on a pre-determined quantitative formula. He received a bonus equal to a percentage of Milkco's earnings before taxes and payment of the bonus. All other executive officers' bonuses were subjectively determined.

     1997 NONQUALIFIED STOCK OPTION PLAN. In 1997, the Board and Stockholders adopted the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan (the "1997 Plan"), pursuant to which options to purchase up to 5,000,000 shares of Class A Common Stock may be granted. The purposes of the 1997 Plan are to attract, retain and motivate officers and key employees of the Company and its subsidiaries and to provide incentives and rewards for superior performance. The Company may grant options under the 1997 Plan to officers or key employees of the Company or any of its subsidiaries or to anyone who agrees to be an officer or key employee no more than 90 days before the date the options are granted.

     The Employee Benefit Plan Committee or the Board, as appropriate (in its sole discretion subject to the terms of the 1997 Plan) determines the following pursuant to the 1997 Plan:

        - the number of shares of Class A Common Stock that are subject to each option granted;

        - the exercise price for each option;

        - the dates on which options are granted, become exercisable and expire; and

        - any other conditions to which the options will be subject.

     If an optionee's employment is terminated for any reason other than death, material disability or retirement with the consent of the Company, any portion of the option that has not been previously exercised will terminate immediately. If the optionee dies while employed or within a period of three months after any termination of employment as a result of a material disability or retirement with the consent of the Company, the option may be exercised, at any time within the three-month period after the optionee's death, by the executor or administrator of the optionee's estate or by persons who have acquired the option directly from the optionee by bequest or inheritance. If the optionee's employment is terminated due to a material disability or retirement with the consent of the Company, the optionee will have the right to exercise the option at any time within the three-month period after such termination.

     No stock options were granted to executive officers of the Company during fiscal 2001.

     INVESTMENT/PROFIT SHARING PLAN. The Company maintains the Ingles Markets, Incorporated Investment/Profit Sharing Plan (the "Profit Sharing Plan") to provide retirement benefits to eligible employees. The Profit Sharing Plan includes 401(k) and discretionary employer matching contribution features. The assets of the Profit Sharing Plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant. The Board, in its discretion, quarterly determines the amount of any Company contributions, including the amount of any matching contributions to be made based on participants' 401(k) contributions for the quarter.

     Employees who participate in the Profit Sharing Plan may contribute to their 401(k) account between one percent and fifteen percent (in increments of one percent) of their compensation by way of salary reductions that cannot exceed a maximum amount that varies annually in accordance with the Internal Revenue Code. The Company also makes available to Profit Sharing Plan participants the ability to direct the investment of their 401(k) accounts (including the Company's matching contributions) in various investment funds.

     The Company's contributions to the participants' profit sharing accounts are held in a separate fund (the "Ingles Fund") that invests primarily in shares of the Company's Class B Common Stock and also includes cash reserves to facilitate distributions from the fund. See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" regarding the shares of Class B Common Stock held by the Profit Sharing Plan.

     The Company contributed $856,511 to the Profit Sharing Plan during fiscal 2001. These contributions were allocated to the matching contribution accounts in each participant's 401(k) accounts. The Company's contributions to each of the executive officers named in the Summary Compensation Table are reflected in the last column of that table. As of September 29, 2001, all of the Company's executive officers who are named in the Summary Compensation Table and who had account balances under the Profit Sharing Plan were 100% vested in their accounts. Participants' interests in contributions allocated to their accounts vest over seven years.

     LIFE INSURANCE. The Company maintains, at its expense, for the benefit of each of its full-time employees life insurance policies in amounts up to $150,000 based on the W-2 compensation of the employee. The premiums paid by the Company for the benefit of the executive officers named in the Summary Compensation Table are included in the last column of that table.

                                                 SUBMITTED BY:

                                                 THE AUDIT/COMPENSATION COMMITTEE

                                                 John O. Pollard    Charles E. Russell    J. Alton Wingate

                                                 THE EMPLOYEE BENEFIT PLAN COMMITTEE

                                                 John O. Pollard    J. Alton Wingate

EXECUTIVE COMPENSATION SUMMARY

     The following tables set forth information concerning the compensation of the Company's Chief Executive Officer and each of its other four most highly compensated executive officers at the end of fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                           ANNUAL COMPENSATION               AWARDS
                                       ----------------------------   ---------------------
                                                                      SECURITIES UNDERLYING    ALL OTHER
                                       FISCAL     SALARY     BONUS        OPTIONS/SARS        COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR        ($)       ($)            (#)(1)              ($)(2)
     ---------------------------       ------     -------   -------   ---------------------   ------------
Robert P. Ingle                         2001      170,045        --               --             2,389
    Chairman and                        2000      170,045        --               --             2,111
    Chief Executive Officer             1999      170,045        --          100,000             2,845

Vaughn C. Fisher                        2001      350,000    25,000               --             3,208
    President and                       2000      350,000    25,000          210,000             4,171
    Chief Operating Officer             1999      350,000    25,000          200,000             3,345

Charles L. Gaither, Jr.                 2001      100,000   199,466               --             3,326
    President, Milkco, Inc.             2000      100,000   162,505           10,500             2,668
                                        1999      100,000   170,666               --             2,416

Anthony S. Federico                     2001      130,000    60,000               --             2,654
    Vice President -- Non-Foods         2000      130,000    61,557          105,000             2,164
                                        1999      130,000    61,425          100,000             3,006

Brenda S. Tudor                         2001      150,020    30,000               --             2,473
    Vice President Finance,             2000      141,395    26,695          105,000             1,590
    Chief Financial Officer and         1999      130,520    26,431               --             1,855
    Treasurer

---------------

(1) Each award represents the grant by the Company of an option to purchase shares of Class A Common Stock pursuant to the 1997 Nonqualified Stock Option Plan.

(2) Includes contributions to the Profit Sharing Plan on behalf of the named individuals in the following amounts for 2001: Mr. Ingle, $2,011; Mr. Fisher, $2,830; Mr. Gaither, $2,948; Mr. Federico, $2,276 and Ms. Tudor, $2,095. Also includes $378 in premiums paid by the Company for the benefit of each of the named individuals for term life insurance.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No options or SARs were granted to the executives listed in the Summary Compensation Table during fiscal 2001.

                       AGGREGATED OPTION/SAR EXERCISES IN
                      LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                          NUMBER OF
                                                                         SECURITIES            VALUE OF
                                                                         UNDERLYING           UNEXERCISED
                                                                         UNEXERCISED         IN-THE-MONEY
                                                                       OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                       FISCAL YEAR-END      FISCAL YEAR-END
                                                                       ---------------      ---------------
                                            SHARES       VALUE          EXERCISABLE/         EXERCISABLE/
                                         ACQUIRED ON    REALIZED        UNEXERCISABLE        UNEXERCISABLE
NAME                                     EXERCISE (#)     ($)              (#)(1)               ($)(1)
----                                     ------------   --------       ---------------      ---------------
Robert P. Ingle                                 --            --                 0/0                 $0/$0
Vaughn C. Fisher                            61,800      $160,136(2)     148,200(3)/0        $361,238(3)/$0
Charles L. Gaither, Jr.                         --            --            0/20,500(4)         $0/$25,594(4)
Anthony S. Federico                             --            --           0/205,000(5)        $0/$405,938(5)
Brenda S. Tudor                                 --            --           0/205,000(6)        $0/$255,938(6)

---------------

(1) Represents options to purchase shares of Class A Common Stock pursuant to the 1997 Plan. The fair market value of the Class A Common Stock on September 29, 2001 was $12.00 per share.

(2) The option exercised had an exercise price of $9.5625 per share. On the dates of exercise, the fair market values of the Class A Common Stock averaged $12.15 per share.

(3) The option is exercisable at $9.5625 per share during the one-year period beginning May 19, 2000.

(4) Includes options for 10,000 shares exercisable at $14.00 per share during the one-year period beginning February 18, 2002, and 10,500 shares exercisable at $9.5625 per share during the one-year period beginning May 19, 2003.

(5) Includes options for 100,000 shares exercisable at $10.50 per share during the one-year period beginning October 13, 2003, and 105,000 shares exercisable at $9.5625 per share during the one-year period beginning May 19, 2003.

(6) Includes options for 100,000 shares exercisable at $14.00 per share during the one-year period beginning February 18, 2002, and 105,000 shares exercisable at $9.5625 per share during the one-year period beginning May 19, 2003.

                         STOCK PRICE PERFORMANCE GRAPH

     In accordance with the rules and regulations of the Securities and Exchange Commission, set forth below are a graph and accompanying tables comparing the cumulative total stockholder return on the Class A Common Stock to the cumulative total return of (i) the S&P 500 Comprehensive-Last Trading Day Index and (ii) a peer group of companies in the Company's line of business for the five-year period ended September 29, 2001. Beginning this year, the Company has revised the membership of its peer group index. For this transition year, the Company is presenting two peer group indices, the Old Peer Group and the New Peer Group. The Old Peer Group consists of the following companies: Blue Square-Israel Ltd., Bruno's, Inc., Delchamps, Inc., Marsh Supermarkets, Inc., Fresh Brands, Inc., Wild Oats Markets, Inc. and the Company. The New Peer Group consists of the following companies: Marsh Supermarkets, Inc., Fresh Brands, Inc., Wild Oats Markets, Inc., Ruddick Corporation, Weis Markets, Inc. and Winn-Dixie Stores, Inc. The decision to change the Company's peer group index was based on, among other things, the fact that certain of the companies in the Old Peer Group either have filed for bankruptcy or are no longer publicly traded companies due to acquisition. Furthermore, the companies included in the New Peer Group are companies that management believes are more comparable to the Company in terms of size and markets served than the remaining companies in the Old Peer Group.

     The graph and table assume that $100 was invested after the close of the market on September 28, 1996, and that dividends were reinvested quarterly. Returns of the companies included in the Old Peer Group and the New Peer Group have been weighted according to each company's stock market capitalization at the beginning of each section for which a return is presented.

                          INGLES MARKETS, INCORPORATED

                       COMPARATIVE RETURN TO STOCKHOLDERS

                           (TOTAL SHAREHOLDERS GRAPH)

                  INDEXED RETURNS OF INITIAL $100 INVESTMENT*

COMPANY/INDEX                                            1997      1998      1999      2000      2001
-------------------------------------------------------------------------------------------------------
Ingles Markets, Incorporated
  Class A Common Stock                                  $ 85.35   $ 81.37   $ 96.12   $ 85.17   $ 98.17
-------------------------------------------------------------------------------------------------------
S&P 500 Comprehensive -
  Last Trading Day Index                                $140.45   $153.15   $195.74   $221.74   $162.71
-------------------------------------------------------------------------------------------------------
New Peer Group                                          $109.02   $116.15   $104.49   $ 72.22   $ 60.81
-------------------------------------------------------------------------------------------------------
Old Peer Group                                          $ 90.93   $ 85.89   $105.44   $ 74.13   $ 80.14
-------------------------------------------------------------------------------------------------------

* Assumes $100 invested in the Class A Common Stock of Ingles Markets, Incorporated after the close of the market on September 28, 1996.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the number of shares of Class A Common Stock and Class B Common Stock owned beneficially as of December 1, 2001, by each director and nominee for director, each of the executive officers of the Company named in the "SUMMARY COMPENSATION TABLE," all directors and executive officers as a group, and each person known by the Company to be a beneficial owner of more than five percent (5%) of either class of the outstanding Common Stock. The table also sets forth the percentage of each class of Common Stock held by such stockholders. Except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to the Common Stock listed.

                                         NUMBER OF SHARES                       PERCENTAGE OF
                                        OWNED BENEFICIALLY                       COMMON STOCK
                                 --------------------------------          ------------------------
NAME                              CLASS A               CLASS B            CLASS A          CLASS B
----                             ----------            ----------          -------          -------
Robert P. Ingle(1)                  200,000            11,822,641(2)(3)      55.1%(2)(4)      93.6%(2)(3)
Anthony S. Federico(1)              110,000               138,075             2.5%(4)          1.1%
Vaughn C. Fisher(1)                 171,200(5)          1,774,041(2)         16.5%(2)(4)(5)   14.0%(2)
Robert P. Ingle, II(1)               92,500               154,950             2.4%(4)          1.2%
John O. Pollard(1)                      100                     0                *              --
Charles E. Russell(1)                     0                     0              --               --
Laura Ingle Sharp(1)                  1,689(6)             79,725                *(4)             *
Brenda S. Tudor(1)                        0             1,774,191(2)         15.1%(2)(4)      14.0%(2)
J. Alton Wingate(1)                   1,100                   150                *(4)             *
Charles L. Gaither, Jr.(1)            1,980                     0                *              --
Mario J. Gabelli, et al(7)          850,000(8)                  0             8.5%(8)           --
Dimensional Fund Advisors,
  Inc.(9)                           713,500(10)                 0             7.1%(10)          --
Ingles Markets Incorporated
  Investment/Profit Sharing
  Plan and Trust(1)............           0             1,774,041            15.1%(4)         14.0%
All Directors and Executive
  Officers as a group (17
  persons)                          583,659(5)(6)      12,195,691(2)(3)      57.6%(2)(4)      96.5%(2)
Total Shares Outstanding         10,005,182            12,634,357           100.0%           100.0%

   * Less than 1%.

 (1) The address of this beneficial owner is P.O. Box 6676, Highway 70, Asheville, North Carolina 28816.

 (2) Includes the 1,774,041 shares of Class B Common Stock held by the Company's Investment/Profit Sharing Plan and Trust, of which Ms. Tudor and Messrs. Ingle and Fisher are trustees. The trustees have sole voting power and dispositive power with respect to such shares. However, Ms. Tudor and Messrs. Ingle and Fisher disclaim beneficial ownership of such shares.

 (3) Includes 48,600 shares of Class B Common Stock held by Mr. Ingle's wife, with respect to which Mr. Ingle disclaims any beneficial ownership interest.

 (4) Each share of Class B Common Stock is convertible, at any time at the option of the holder, into one share of Class A Common Stock. If the holder of any shares of Class B Common Stock transfers the shares to anyone other than an immediate family member or the Company's Investment/Profit Sharing Plan and Trust, then each share of Class B Common Stock will be automatically converted into a share of Class A Common Stock. Accordingly, for each holder of Class B Common Stock the percentage of Class A Common Stock set forth in this table also reflects the Class A Common Stock into which such stockholder's shares of Class B Common Stock are convertible. However, these converted shares are not used to calculate such percentages for any other stockholder in this table. The percentage of Class A Common Stock held by all directors and executive officers as a group also reflects the conversion into Class A Common Stock of each share of Class B Common Stock held by each director and executive officer.

 (5) Includes options to purchase 148,200 shares of Class A Common Stock which are currently exercisable.

 (6) Includes 474 shares of Class A Common Stock held by Ms. Sharp's minor children.

 (7) The address of this beneficial owner is Gabelli Funds, Inc., One Corporate Center, Rye, New York 10580.

 (8) The information as to Mario J. Gabelli includes Marc J. Gabelli and entities controlled directly or indirectly by Mario or Marc Gabelli ("Gabelli Entities") and is derived from a statement dated June 6, 2001 filed with the Commission pursuant to Section 13(d) of the Exchange Act. Such statement discloses that (i) Mr. Gabelli is the chief investment officer for most of the Gabelli Entities signing such statements and is deemed to have beneficial ownership of the shares owned by all Gabelli Entities, (ii) Mr. Gabelli and the Gabelli Entities do not admit that they constitute a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder and (iii) Mr. Gabelli and the Gabelli Entities have the sole power to vote and dispose of all the shares of which they are beneficial owners (unless the aggregate voting interest of all Gabelli Entities exceeds 25% of the Company's total voting interest or other special circumstances exist, in which case the proxy voting committees of certain of the Gabelli Entities would have the sole voting power to vote certain of the shares of Class A Common Stock). The Gabelli Entities which beneficially own shares of the Company's Class A Common Stock are registered investment advisors and beneficially own such shares in an agent capacity.

 (9) The address of this beneficial owner is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(10) The information as to Dimensional Fund Advisors, Inc. ("Dimensional") is derived from a statement dated February 2, 2001 filed with the Commission pursuant to Section 13(d) of the Act. This statement discloses that Dimensional acts as investment advisor to certain investment companies and as investment manager to certain commingled group trusts and separate accounts. As such, Dimensional possesses sole voting and/or investment power over securities owned by such entities. Dimensional disclaims beneficial ownership of such securities.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS."

     Other than the transactions of the nature described or referred to under the heading "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS," the Company does not intend to enter into any transactions in the future with or involving any of its officers or Directors or any members of their immediate family on terms that would be less favorable to the Company than those that would be available from unaffiliated third parties in arms-length transactions.

                        PROPOSAL TO APPROVE THE AMENDED
                AND RESTATED 1997 NONQUALIFIED STOCK OPTION PLAN

     On January 17, 1997, the Board of Directors adopted the Ingles Markets, Incorporated, 1997 Nonqualified Stock Option Plan. On January 9, 2002, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the plan to:

     - increase the shares available for grant under the plan by 3,000,000;

     - provided for the participation of outside directors under the plan;

     - provide for the acceleration of vesting of options upon a change of control of the Company, as defined by the amended and restated plan; and

     - remove a provision allowing for the cashless exercise of options granted under the plan.

     A copy of the Amended and Restated 1997 Non-qualified Stock Option Plan (the "Plan") is attached hereto as Appendix A.

     The purposes of the Plan are to attract, retain and motivate officers, key employees and directors of the Company and its subsidiaries and to provide to such persons incentives and rewards for superior performance. The following is a summary description of the Plan, assuming the approval by the stockholders of the proposed amendment and restatement.

     Options under the Plan may be granted to officers, including officers serving as directors, or key employees of the Company or any of its subsidiaries, or any person who has agreed to commence serving in any such capacity within 90 days prior to the date of grant of an option and, as amended, to directors of the Company who are not employees of the Company, i.e. "outside" directors. The Company believes that the addition of "outside" directors as participants will provide the Company greater flexibility in compensating directors and will enhance its ability to attract qualified directors in the future.

     The Plan is administered by the Board of Directors of the Company or a committee of directors designated by the Board of Directors as the administrator of the Plan (the "Administrator"). The Administrator, at the direction of the Board of Directors if a committee of the Board of Directors is so designated will determine the executive personnel, key employees and directors that are to receive options under the Plan (each a "Plan Optionee"). As of the date of this proxy statement, the Audit/Compensation Committee administers the Plan.

     The Administrator, in its sole discretion (subject to the terms of the Plan), will determine the number of shares of Class A Common Stock that are subject to each option to be granted under the Plan (each an "Option") and the exercise price (the "Exercise Price") for each share of Class A Common Stock to be issued upon the exercise of each Option. Notwithstanding the foregoing, no Plan Optionee may receive a grant of more than 1,250,000 Options in any single year.

     As originally adopted, the Plan provided for the reservation of 5,000,000 shares of the Company's Class A Common Stock for issuance pursuant to Options under the Plan. As of the date of this Proxy Statement, Options to purchase an aggregate of 4,338,700 shares of Class A Common Stock have been granted under the Plan. Taking into account any previously granted Options that have been forfeited by the holder thereof, an aggregate of 1,117,650 shares of Class A Common Stock remains available for grant under the Plan. Pursuant to the proposed amendment and restatement, the number of shares available for issuance under the Plan would be increased by 3,000,000 to a total of 8,000,000 leaving 4,117,650 shares available for future grants. The Board of Directors believe that this increase in shares is necessary to allow the Company to continue to provide incentives and rewards to existing officers and employees, to facilitate the expansion of the Plan to include outside directors and to provide incentives for qualified officers and directors to join the Company in the future. As of the date of this proxy statement, the Administrator has planned no additional Option grants. Any future Option grants will be made solely within the discretion of the Board of Directors or the Board committee serving as Administrator.

     Upon receipt of an Option, each Plan Optionee will enter into an option agreement with the Company specifying the terms of his or her Option (an "Option Agreement"). The Exercise Price will be set forth in each Option Agreement. Each Option may be exercised for all or a part of the shares of Class A Common Stock that are subject to the Option. The Administrator will determine, in its discretion (subject to the terms of the Plan), the dates on which the Options will be granted (the "Grant Date"), when the Options will be exercisable, either in whole or in part (the "Exercise Date"), and when the Options will cease to be exercisable (the "Expiration Date"), and such other conditions to which the Options will be subject. Such dates and conditions will be set forth in each Option Agreement.

     Generally, each Option will not be exercisable after the Plan Optionee ceases to be employed by or serve as a director with the Company unless the Plan Optionee retires with the Company's consent or becomes disabled, in which case the Plan Optionee may exercise any vested Options during the three-month period following such retirement or disability. If a Plan Optionee dies prior to the Exercise Date while employed by the Company or within the three months after retirement or disability, the Option may be exercised, in whole or in part, for three months after the Plan Optionee's death, by the executor or administrators of the Plan Optionee's estate or by any person or persons who has acquired the Option directly from the Plan Optionee by bequest or inheritance, subject to the condition that the Option will not be exercisable after the Expiration Date.

     Assuming approval of the proposed amendment and restatement, the Plan will provide that in the event a Change of Control of the Company, as defined under the Plan, should occur, the Administrator may in its sole discretion, take one or more of the following actions as they deem appropriate in connection with such Change of Control:

     - accelerate the exercise date of any outstanding Option by making any or all outstanding options fully vested and exercisable and providing for the expiration and cancellation of such Options upon completion of such change of control;

     - provide for the payment of cash to any or all owners of Options in exchange for the required cancellation of their outstanding Options; and

     - make any other adjustments or amendments to the Plan and outstanding Options as they shall deem necessary and appropriate.

For purposes of the Plan, a Change of Control is defined as the occurrence of any of the following events:

     - any person or group (as defined in the Securities Exchange Act of 1934) other than certain permitted holders, including Robert P. Ingle, his immediate family, a trust created for the benefit of Mr. Ingle or members of his family and the Ingles Markets, Incorporated Investment/Profit Sharing Plan and Trust, becomes the beneficial owner directly or indirectly of capital stock of the Company entitling the holder to exercise more than 50% of the total voting power of the Company;

     - the Company consolidates with or merges with or into any person or sells, assigns, or otherwise disposes of all or substantially all of its assets and in such event the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property, unless those persons constituting stockholders of the Company immediately prior to such transaction continue to hold beneficially more than 50% of the total voting power of the resulting entity of such transaction; or

     - the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

If the Administrator chooses to provide for the acceleration and cancellation of outstanding Options, notice must be provided to all Plan Optionees at least 45 days prior to such Change of Control and the Plan Optionees shall have the right for a period of at least 30 days, until five days before the effective date of such Change of Control, to exercise in whole or in part any unexpired Options, the vesting of which has been accelerated.

     The Company proposes adding these provisions to the Plan to provide additional protection to employees of the Company in the event of a change of control. In the event of such a transaction, the Board of Directors deems it important to ensure that members of management are not distracted from their responsibilities by concerns over their personal situations and believes that such distraction can in part be avoided by ensuring that the value of options granted under the Plan will be realized. The Board of Directors believes that such additional protection will also enhance the ability of the Company to attract and retain excellent employees. Although not proposed for this purpose, this change of control provision may have an anti-takeover effect by making a takeover of the Company more expensive for the acquirer. The Company is not aware of any present proposal or effort by any third party to take control of the Company.

     An Option or any portion thereof may be exercised by the Plan Optionee by
(a) giving written notice to the Administrator, (b) paying the aggregate Exercise Price in cash or other immediately available funds or by check acceptable to the Company, (c) making such other representations and agreements as may be required by the Company to comply with applicable securities laws and
(d) remitting, in cash or its equivalent to the Company the federal income tax, state income tax and F.I.C.A. to be withheld by the Company (in such amounts as may be determined by the Company) with respect to the compensation to be recognized by the Plan Optionee upon the exercise of the Option. Under the current Plan, the Administrator could provide in an Option Agreement that the Exercise Price shall be payable by (i) transferring to the Company shares of

Class A Common Stock having an aggregate Fair Market Value per share at the date of exercise equal to the aggregate Exercise Price, (ii) by withholding the shares otherwise issuable upon exercise of the Options having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price (including the aggregate Exercise Price related to the shares so withheld) (the "Alternative Exercise Provision") or (iii) by a combination of some or all of such methods of payment. Because the Company never has and never intends to use the Alternative Exercise Provision and because the Alternative Exercise Provision has never been included in an Option Agreement, the Company has deleted the Alternative Exercise Provision from the Plan, as amended. Assuming approval of the proposed amendment and restatement, the Alternative Exercise Provision will be deleted from the Plan.

     Furthermore, each Option Agreement may provide, at the discretion of the Administrator, that at the election of the Plan Optionee, subject to the consent of the Administrator, the tax withholding obligation can be satisfied by withholding the number of shares otherwise issuable having a Fair Market Value equal to the amount of the tax withholding obligation (any such provision being referred to herein as a "Cashless Payment Provision"). For such purpose, "Fair Market Value" of a share of Class A Common Stock on a given date means the closing price of a share of Class A Common Stock on the date immediately preceding the given date (or the most recent trading date if the given date is not a trading date) on The Nasdaq National Market, or such national exchange, if any, as may be designated by the Board of Directors of the Company. The Plan provides that the Company shall not lend any monies to any Plan Optionee for purchase of any shares upon the exercise of an Option.

     Each Option issued pursuant to the Plan will terminate on the earlier to occur of (a) the Expiration Date, (b) the date on which the Plan Optionee purchases all of the shares issuable pursuant to the Option, and (c) generally, upon a termination of the Plan Optionee's employment or director position with the Company.

     The Board may, to the extent permitted by law, (i) with respect to shares of Class A Common Stock that are not subject to outstanding Options, suspend or discontinue the Plan or (ii) revise or amend the Plan in any respect whatsoever. No Option Agreement entered into pursuant to the Plan may be amended or terminated without the agreement of all parties thereto.

     No rights granted under the Plan are transferable by a Plan Optionee in any manner other than by will or the laws of descent and distribution and, during his lifetime, may be exercised only by the Plan Optionee or his court appointed legal representative. No person has or may create a lien on any funds, securities or other property held under the Plan or an Option Agreement.

     The number of shares of Class A Common Stock covered by an Option and the Exercise Price will be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Class A Common Stock) or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company.

     It is anticipated that the shares of Class A Common Stock to be delivered to a Plan Optionee upon the exercise of an Option will be issued by the Company from authorized but unissued shares. However, the Plan does not prohibit the Company from delivering treasury shares to a Plan Optionee. Any treasury shares to be issued to a Plan Optionee will most likely be purchased on the open market. In the case of any purchase not made on the open market, no fee, commission or other charge will be payable. The proceeds received by the Company from the issuance of Class A Common Stock pursuant to an Option will be used for general corporate purposes.

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401 of the Code. It is intended that the Plan shall not constitute an incentive stock option plan within the meaning of Section 422 of the Code; rather, the Plan is intended to constitute a nonqualified stock option plan. The Administrator is granted certain authority pursuant to the Plan to act on behalf of the Company to administer grants of Options and the exercise of Options outstanding under the Plan and related matters. The Administrator, with respect to their administration of Option Agreements, will act as managers and not as trustees.

FEDERAL INCOME TAX EFFECTS

     The following summary generally describes the principal federal income tax consequences of participating in the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to any particular Plan Optionee or to the Company. The Code, treasury regulations promulgated thereunder and current administrative rulings and court decisions relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This summary is based on the Code, existing and proposed treasury regulations thereunder and current administrative rulings and court decisions as in effect on the date of this proxy statement, all of which are subject to change and any such change could affect the continuing validity of the following paragraphs. This summary does not address any state, local or foreign tax laws. Each participant in the Plan has been advised to consult his or her own accountant, legal counsel or other tax advisor regarding the specific tax consequences of participation in the Plan by that participant, including the application and effect of state, local and foreign tax laws.

     In general, a Plan Optionee will not realize taxable income on the Grant Date. However, upon the exercise of an Option, the Plan Optionee will realize income taxable at ordinary income tax rates to the extent the value of the Class A Common Stock on the Exercise Date exceeds the Exercise Price. If the shares of Class A Common Stock are subsequently sold, any additional gain or loss realized on the sale (the difference between the sale price and the value of the Class A Common Stock on the date of exercise) will be capital gain or loss if the shares are capital assets in the hands of the Plan Optionee, and will be long-term capital gain or loss if such shares were held by the Plan Optionee for more than one year. Under current law, the maximum federal income tax rate applicable to long-term capital gains for individuals is 20%. The deductibility of capital losses is subject to limitations for individuals. If the Company complies with applicable withholding requirements, subject to the discussion below with respect to Section 162(m) of the Code, the Company will be allowed a business expense deduction in the same amount and at the same time the Plan Optionee recognizes ordinary income.

     SPECIAL TAX PROVISIONS. Under certain circumstances, the accelerated vesting, cashout or accelerated lapse of restrictions on an Option in connection with a change in control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the Plan Optionee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

     Section 162(m) of the Code and the regulations thereunder generally would disallow the Company a federal income tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent such compensation paid to any of such individuals exceeds one million dollars in any year. Section 162(m) generally does not disallow a deduction for payments of qualified "performance-based compensation" the material terms of which have been approved by stockholders. Upon stockholder approval, the Company intends that compensation attributable to Options granted under the Plan (where the Options have an Exercise Price equal to or greater than the Fair Market Value of the underlying shares of Class A Common Stock on the Grant Date) will be qualified "performance-based compensation."

APPROVAL OF THE AMENDED AND RESTATED PLAN

     With respect to the proposal to adopt and approve the proposed amendment and restatement of the Plan the holders of Class A Common Stock and Class B Common Stock shall vote as a single class, with each holder of Class A Common Stock being entitled to one vote for each share of Class A Common Stock held as of the record date and each holder of Class B Common Stock being entitled to ten votes for each share of Class B Common Stock held as of the record date. For purposes of any such vote, if a quorum is present, a proposal will pass if the votes cast favoring the action exceed the votes cast opposing the action. Accordingly, abstentions and broker nonvotes will have no effect on the vote.

     The Board of Directors recommends a vote FOR the proposed amendment and restatement of the Plan.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Company's Board of Directors has selected Ernst & Young LLP as the independent auditors for the Company and its subsidiaries for the 2002 fiscal year. Ernst & Young LLP has served as the independent auditors for the Company and its subsidiaries since March 1989. Representatives of Ernst & Young LLP are expected to be present at the 2002 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.

AUDIT FEES

     Fees for the last annual audit were $208,000 and all other fees were $143,000, including audit related services of $84,000 and nonaudit services of $59,000. Audit fees include all fees and out-of-pocket expenses for services in connection with the annual audit and reviews of quarterly financial statements for the Company. Audit related fees include fees and expenses for audits of the Company's benefit plans, the review of certain documents the Company filed with the Securities and Exchange Commission, and the preparation of the comfort letters for the offering of the Company's $250 million aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2011. There were no fees paid to Ernst & Young LLP for financial information systems design and implementation.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

     The Company will solicit proxies for the Annual Meeting by mail. The Company will bear the cost of preparing, assembling, printing, mailing and soliciting proxy solicitation materials. The Company's officers and regular employees may also solicit proxies in person or by telephone, but they will not be specially compensated for such services. The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also solicit proxies by telephone and mail. The Company will not pay Corporate Communications, Inc. a separate fee for any such proxy solicitations. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in forwarding proxy solicitation materials to the beneficial owners of Common Stock held of record by them.

STOCKHOLDERS' PROPOSALS FOR THE 2003 ANNUAL MEETING

     The Company plans to hold its 2003 Annual Meeting of Stockholders in February or early March. Any proposal that a stockholder wants to be presented at the 2003 Annual Meeting of Stockholders must be received by the Secretary no later than September 13, 2002 or the proposal will automatically be excluded from proxy materials for that meeting. Such proposals must be received by the Secretary at the Company's principal office, the address of which is set forth on page 1 of this Proxy Statement, and must meet the requirements of the regulations of the Securities and Exchange Commission to be eligible to be included in the proxy materials for the Company's 2003 Annual Meeting.

     Further, any stockholder proposal for which the Company does not receive notice on or before November 27, 2002 shall be subject to the discretionary vote of the proxy holders at the 2003 Annual Meeting of Stockholders.

ACTION ON OTHER MATTERS AT THE 2002 ANNUAL MEETING

     If notice of a stockholder proposal that has not been submitted to be included in this Proxy Statement was not received by the Company on or before November 28, 2001 or the date which is 45 days before the date the proxy statement for the 2002 Annual Meeting of Stockholders was mailed, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment. No proposals had been received as of that date.

     At this time, the Company does not know of any matters to be presented for action at the 2002 Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this

Proxy Statement. If any other matter comes before the Annual Meeting, it is intended that the persons who are named in the proxies will vote the shares represented by effective proxies in their discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Exchange Act, the Company is required to identify any Reporting Person (as defined below) that failed to file on a timely basis with the Securities and Exchange Commission any report that was required to be filed during fiscal 2001 with the SEC pursuant to Section 16(a) of the Exchange Act. Such required filings include a Form 3 (an initial report of beneficial ownership of Common Stock) and a Form 4 and Form 5 (which reflect changes in beneficial ownership of Common Stock). For purposes of this Proxy Statement, a "Reporting Person" is a person who at any time during fiscal 2001 was (a) a director of the Company, (b) an executive officer of the Company or its subsidiaries, (c) a beneficial owner of more than 10% of the Class A Common Stock or Class B Common Stock or (d) any other person who was subject to Section 16 of the Exchange Act with respect to the Company. Based solely on a review of such Forms 3, 4 and 5 and all amendments thereto that were furnished to the Company by the Reporting Persons known to the Company, as required by Rule 16a-3(e), no Reporting Person who was required to comply with Section 16(a) of the Exchange Act failed to comply with such requirements during fiscal 2001.

INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT

     The Audit Committee Report and the Report on Executive Compensation set forth on pages 7 through 10 of this Proxy Statement and the graph and related data set forth under the heading "STOCK PRICE PERFORMANCE GRAPH" on pages 12 and 13 of this Proxy Statement shall not be deemed to be incorporated by reference into any report, statement or other filing made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, or in any related prospectus that incorporates this Proxy Statement by reference, in whole or in part, notwithstanding anything to the contrary set forth therein.

AVAILABILITY OF FORM 10-K

     Upon written request, the Company will provide, without charge, to stockholders that are entitled to receive this Proxy Statement a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2001, as filed with the Securities and Exchange Commission (including the financial statements and related schedules, but not including the exhibits thereto, which will be provided upon written request at the stockholder's expense). Requests for copies should be directed to Brenda S. Tudor, Vice President-Finance and Chief Financial Officer, at Ingles Markets, Incorporated, P.O. Box 6676, Asheville, North Carolina 28816, or by telephone at (828) 669-2941, ext. 223.

     STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD(S) IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED ON THE PROXY CARD(S) IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY CARD(S).

                                          By Order of the Board of Directors

                                          /s/ Robert P. Ingle
                                          Robert P. Ingle
                                          Chairman of the Board

                                                                      APPENDIX A

                          INGLES MARKETS, INCORPORATED

                              AMENDED AND RESTATED

                      1997 NONQUALIFIED STOCK OPTION PLAN

                              W I T N E S S E T H:

     WHEREAS, on January 17, 1997, Ingles Markets, Incorporated adopted the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan;

     WHEREAS, the Board of Directors of the Company deems it to be in the best interest of the Company to amend and restate the plan to increase the number of shares authorized hereunder and to make certain other changes deemed beneficial to the holders of Options hereunder; and

     WHEREAS, the amendment and restatement of the Plan has been approved by an unanimous written consent of the Board of Directors.

     NOW THEREFORE, the terms of the Plan are as follows:

     1. PURPOSE. The purposes of the Ingles Markets, Incorporated Amended and Restated 1997 Nonqualified Stock Option Plan (the "Plan") are to attract, retain and motivate officers and key employees of the Company and its Subsidiaries and directors of the Company and to provide to such persons incentives and rewards for superior performance.

     2. DEFINITIONS: As used in the Plan, the following terms have the following meanings:

          (a) "Agreement" shall have the meaning set forth in Section 6 of the Plan.

          (b) "Award" means an Option.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change of Control" means the occurrence of any of the following events:

             (1) any person or group (as defined in the Securities Exchange Act of 1934, as amended) other than a Permitted Holder becomes the beneficial owner directly or indirectly of capital stock of the Company entitling the holder to exercise more than 50% of the total voting power of the Company;

             (2) the Company consolidates with or merges with or into any person or sells, assigns, or otherwise disposes of all or substantially all of its assets and in such event the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property, unless following such consolidation, merger or sale those person constituting stockholders of the Company immediately prior to such transaction continue to hold beneficially more than 50% of the total voting power of the resulting entity of such transaction; or

             (3) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means a committee of the Board consisting of at least two directors selected by the Board to administer the Plan.

          (g) "Class A Common Stock" means shares of Class A Common Stock, $.05 par value per share, of the Company.

          (h) "Company" means Ingles Markets, Incorporated, a North Carolina corporation.

          (i) "Date of Grant" means the date specified by the Committee on which an Award shall become effective.

          (j) "Exercise Price" means the purchase price per share of Class A Common Stock payable on exercise of an Option, as determined by the Committee in its sole discretion (subject to the terms of the Plan) and as set forth in the applicable Agreement.

          (k) "Expiration Date" means the date established by the Committee and set forth in an Agreement as the date after which the Options described in the Agreement that have not previously been exercised shall terminate, become null and void and no longer be of any force and effect.

          (l) "Fair Market Value" of a share of Class A Common Stock on a given date means the closing price of a share of Class A Common Stock on the date immediately preceding such date (or the most recent trading date prior thereto if such date is not a trading date) on the Nasdaq/National Market of The Nasdaq Stock Market, or such national exchange, if any, as may be designated by the Board.

          (m) "Option" means the right to purchase a share of Class A Common Stock upon exercise of a nonqualified stock option granted pursuant to the Plan.

          (n) "Option Shares" means the shares of Class A Common Stock purchased pursuant to the exercise of Options and "Option Share" means one such share of Class A Common Stock.

          (o) "Outside Director" means a director of the Company who is not also an employee of the Company.

          (p) "Participant" means a person to whom an Award has been made by the Committee in its sole discretion and who, at the time of such Award, is an officer or key employee of the Company or any of its Subsidiaries, or who has agreed to commence serving in any such capacity within 90 days prior to the Date of Grant or, at the time of such Award, is an Outside Director of the Company.

          (q) "Permitted Holders" means (i) Robert P. Ingle, (ii) the spouse, issue, issue's spouses or grandchildren or other members of the immediate family of Robert P. Ingle or such other person; (iii) any trust created for the benefit of the persons described in clauses (i), (ii) or (iv) or any trust for the benefit of any such trust; (iv) in the event of the incompetence or death of any persons described in clause (i) and (ii), such person's estate, executor, administrator, committee or other personal representative or beneficiary, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, capital stock of the Company; or (v) the Ingles Markets, Incorporated Investment/Profit Sharing Plan and Trust.

          (r) "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          (s) "Subsidiary" means any corporation in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

          (t) "Vested Options" means, as of any date, Options which by their terms are exercisable on such date.

     3. ADMINISTRATION OF THE PLAN.

          (a) The Plan shall be administered, and Awards shall be granted hereunder, by the full Board or by the Committee. Any power granted by the Plan to the Committee shall be equally exercisable by the Board. Each member of the Committee shall be a member of the Board who satisfies the requirements of Rule 16b-3 and of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the actions of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. In the event that the Committee consists of two directors, a "majority" shall mean two.

          (b) The interpretation and construction by the Committee of any provision of the Plan or of any Agreement, and any determination by the Committee pursuant to any provision of this Plan or of any Agreement shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

     4. SHARES AVAILABLE UNDER THE PLAN. The maximum number of shares of Class A Common Stock which may be issued upon the exercise of Options granted under the Plan is 8,000,000(1), and 8,000,000(1) shares of Class A Common Stock shall be reserved for Options granted under the Plan, subject to adjustment as provided in Section 10. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Any shares of Class A Common Stock which are subject to Options which expire or which have been surrendered without being exercised in full shall again be available for issuance under this Plan. The maximum number of Options which may be granted to any Participant is 1,250,000 per year.

     5. OPTIONS. The Committee may, from time to time and upon such terms and conditions as it may determine, subject to the terms of the Plan, authorize the granting to Participants of Options.

     6. AGREEMENT. The terms and conditions of each Option shall be embodied in a written agreement (the "Agreement"), in a form approved by the Committee which shall contain terms and conditions not inconsistent with the Plan, and which shall incorporate the Plan by reference. Options granted under the Plan shall comply with the following terms and conditions:

          (a) Each Agreement shall specify the number of shares of Class A Common Stock for which Options have been granted.

          (b) Each Agreement shall specify the Exercise Price.

          (c) Each Agreement shall specify that the Exercise Price shall be payable in cash or other immediately available funds or by check acceptable to the Company. Each Agreement may also provide that the Exercise Price shall be payable, at the discretion of the Committee, (i) by the transfer to the Company of shares of Class A Common Stock owned by the Participant for a period of at least six months prior to the date of exercise that have an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price, or (ii) by a combination of cash and such shares. The Company shall not loan any monies to any Participant for the purchase of any Option Shares.

          (d) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

          (e) Each Agreement shall specify the applicable vesting schedule and the effective term of the Option.

          (f) Options granted under the Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code.

          (g) Each Agreement shall specify an Expiration Date.

          (h) Each Option granted under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, which are prescribed by the Committee and set forth in the applicable Agreement.

          (i) As soon as practicable following the exercise of any Options, a certificate evidencing the number of shares of Class A Common Stock issued in connection with such exercise shall be issued in the name of the Participant.

     7. TERMINATION OF EMPLOYMENT OR BOARD POSITION OTHER THAN BY REASON OF DEATH. In the event that a Participant shall cease to be employed by the Company or one of its Subsidiaries or ceases to serve on the Board for any reason other than his death, a material disability or retirement with the consent of the Company, all Options held by him pursuant to the Plan and not previously exercised at the date of such termination shall terminate immediately and become null and void and no longer of any force or effect. If the termination or

---------------

1 Prior to the date of this amended and restated plan, 261,800 shares have been issued upon the exercise of Options. Thus, out of such 8,000,000 shares, 7,738,200 shares are currently available and reserved for issuance of which 3,620,550 shares are currently covered by outstanding options.

cessation is due to a material disability or retirement with the consent of the Company, such disabled or retiring Participant shall have the right to exercise his Options which have not previously been exercised at the date of such termination of employment or Board position at any time within three (3) months after such termination, subject to the conditions that no Option shall be exercisable after the Expiration Date. Whether termination of employment or the Optionee's Board position is due to a material disability or is to be considered a retirement with the consent of the Company shall be determined by the Committee, which determination, unless overruled by the Board, shall be final and conclusive. Any disability to be considered "material" must result in a permanent and total disability of an employee or director as defined in Code
Section 22(e)(3), as amended, or if such Section is no longer of any force or effect, the Participant shall be deemed to be permanently and totally disabled if he is unable to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     8. DEATH OF PARTICIPANT. If the Participant shall die while in the employ of the Company or any of its Subsidiaries or while serving on the Company's Board or within a period of three (3) months after the termination of his employment or cessation of his Board membership as a result of a material disability or retirement with the consent of the Company as determined in
Section 7 above, such Participant's Options may be exercised in whole or in part at any time within three (3) months after the Participant's death, by the executor or administrators of the Participant's estate or by any person or persons who shall have acquired the Options directly from the Participant by bequest or inheritance, subject to the condition that no Option shall be exercisable after the Expiration Date.

     9. TRANSFERABILITY. No Option shall be transferable by a Participant other than by will or the laws of descent and distribution. Options shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's estate, successor or legal representative.

     10. ACCELERATION OF VESTING UPON CHANGE OF CONTROL. If a Change of Control occurs, the Committee may in its sole discretion, take one or more of the following actions as it deems appropriate in connection with such Change of
Control:

          (a) accelerate the exercise date of any outstanding Option, by making any or all outstanding Options fully vested and exercisable and providing for their expiration and cancellation upon completion of such Change of Control;

          (b) provide for the payment of cash to any or all owners of Options in exchange for the required cancellation of their outstanding Options; and

          (c) make any other adjustments or amendments to the Plan and outstanding Options as they shall deem necessary and appropriate.

If the Committee chooses to provide for the acceleration and cancellation of outstanding Options in connection with a Change of Control, notice must be provided to all Optionees at least 45 days prior to such Change of Control stating that the Optionees shall have the right for a period of at least 30 days, until five days before the effective date of such Change of Control, to exercise in whole or in part any unexpired options, the vesting of which has been accelerated.

     11. ADJUSTMENTS.  The Committee may make or provide for such adjustments
(a) in the maximum number of shares of Class A Common Stock specified in Section 4, (b) in the number of shares of Class A Common Stock covered by outstanding Options granted hereunder, and/or (c) in the Exercise Price applicable to such Options as the Committee in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or from any merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or other event having an effect similar to any of the foregoing.

     12. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Class A Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractional shares or for the settlement of fractional shares in cash.

     13. WITHHOLDING TAXES. The Company and its Subsidiaries shall have the right to require any individual entitled to receive Option Shares to remit to the Company, prior to the delivery of any certificates evidencing such Option Shares, any amount sufficient to satisfy any federal, state, or local tax withholding requirements. Each Agreement may provide, at the discretion of the Committee, that prior to the Company's determination of such withholding liability, such individual may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Option Shares that would otherwise be received by such individual. Such election may be denied by the Committee in its discretion, or may be made subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     14. REGISTRATION RESTRICTIONS. An Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to such Option Shares, such Option Shares shall have been qualified under applicable state "blue sky" laws and all regulations of any securities exchange on which the Class A Common Stock may be listed (including, without limitation for such purposes, The Nasdaq Stock Market, Inc.) shall have been fully complied with and satisfied, or (ii) the Committee in its sole discretion determines that such registration, qualification and compliance are not required as a result of the availability of an exemption from such registration, qualification, or compliance under such laws.

     15. STOCKHOLDER RIGHTS. A Participant shall have no rights as a stockholder with respect to any shares of Class A Common Stock issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share of capital stock of the Company for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

     16. DEDUCTIBILITY UNDER CODE SECTION 162(M). Awards granted under the Plan to Participants which the Committee reasonably believes may be subject to
Section 162(m) of the Code shall not be exercisable, and payment under the Plan in connection with any such Award shall not be made, unless and until the Committee has determined in its sole discretion that such exercise or payment would no longer be subject to Section 162(m) of the Code.

     17. AMENDMENTS; TERMINATION; LIMITATION ON PARTICIPANT RIGHTS. (a) The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall previously have been granted, adversely affect the rights of such Participant in such Award; provided further, however, that amendments shall be subject to (x) the approval of a majority of the shares of the Company's voting common stock entitled to vote if the Committee determines that such approval is necessary in order for the Company to rely on the exemptive relief provided under Rule 16b-3 or to avoid the loss of deduction under 162(m) and (y) all other approvals which are required by law, whether regulatory, stockholder or otherwise.

     (b) The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     18. TERM OF PLAN. Options may be granted pursuant to the Plan, from time to time, before the 1st day of January, 2007.

     19. EFFECTIVE DATE. The Plan as originally adopted was in effect as of January 17, 1997 and as amended and restated is effective as of January 9, 2002, subject to the receipt of approval of the Plan by the stockholders of the Company entitled to vote thereon.

     20. GOVERNING LAW. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina.

CLASS A

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 12, 2002

                          INGLES MARKETS, INCORPORATED

    The undersigned hereby appoints Robert P. Ingle and Vaughn C. Fisher, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock held of record by the undersigned on January 7, 2002, at the Annual Meeting of Stockholders of Ingles Markets, Incorporated to be held on February 12, 2002, at 1:00 P.M. at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina, or any postponements or adjournments thereof.

1. ELECTION OF DIRECTORS:

   [ ] FOR ALL NOMINEES LISTED BELOW                            [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL
       (EXCEPT AS MARKED TO THE CONTRARY BELOW).                    NOMINEES LISTED BELOW.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

           John O. Pollard; J. Alton Wingate; Charles L. Gaither, Jr.

2. PROPOSAL TO APPROVE THE INGLES MARKETS, INCORPORATED AMENDED AND RESTATED 1997 NONQUALIFIED STOCK OPTION PLAN

            [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any postponements or adjournments thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.
                           (Continued on other side)

                          (Continued from other side)

                          INGLES MARKETS, INCORPORATED
                                     PROXY

The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders to be held February 12, 2002.

                                           Dated:                         , 2002
                                                 -------------------------
                                           (SEAL)
                -------------------------        -------------------------
                                           (SEAL)
                -------------------------        -------------------------

                                           (Please sign exactly as your name
                                           appears hereon. If stock is
                                           registered in more than one name,
                                           each holder should sign. When signing
                                           as an attorney, administrator,
                                           executor, guardian or trustee, please
                                           add your title as such. If executed
                                           by a corporation, the proxy should be
                                           signed by a duly authorized officer.)

                                           PLEASE SIGN, DATE AND PROMPTLY RETURN
                                           THIS PROXY IN THE ENCLOSED ENVELOPE.
                                           NO POSTAGE IS REQUIRED IF MAILED IN
                                           THE UNITED STATES.

                                           I PLAN TO ATTEND__________

CLASS B

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 12, 2002

                          INGLES MARKETS, INCORPORATED

    The undersigned hereby appoints Robert P. Ingle and Vaughn C. Fisher, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Class B Common Stock held of record by the undersigned on January 7, 2002, at the Annual Meeting of Stockholders of Ingles Markets, Incorporated to be held on February 12, 2002, at 1:00 P.M. at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina, or any postponements or adjournments thereof.

1. ELECTION OF DIRECTORS:

   [ ] FOR ALL NOMINEES LISTED BELOW                            [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL
       (EXCEPT AS MARKED TO THE CONTRARY BELOW).                    NOMINEES LISTED BELOW.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  Anthony S. Federico; Vaughn C. Fisher; Robert P. Ingle; Robert P. Ingle, II;
             Charles E. Russell; Laura Ingle Sharp; Brenda S. Tudor

2. PROPOSAL TO APPROVE THE INGLES MARKETS, INCORPORATED AMENDED AND RESTATED 1997 NONQUALIFIED STOCK OPTION PLAN

            [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any postponements or adjournments thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.
                           (Continued on other side)

                          (Continued from other side)

                          INGLES MARKETS, INCORPORATED
                                     PROXY

The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders to be held February 12, 2002.

                                           Dated:                         , 2002
                                                 -------------------------
                                           (SEAL)
                -------------------------        -------------------------

                                           (SEAL)
                -------------------------        -------------------------

                                           (Please sign exactly as your name
                                           appears hereon. If stock is
                                           registered in more than one name,
                                           each holder should sign. When signing
                                           as an attorney, administrator,
                                           executor, guardian or trustee, please
                                           add your title as such. If executed
                                           by a corporation, the proxy should be
                                           signed by a duly authorized officer.)

                                           PLEASE SIGN, DATE AND PROMPTLY RETURN
                                           THIS PROXY IN THE ENCLOSED ENVELOPE.
                                           NO POSTAGE IS REQUIRED IF MAILED IN
                                           THE UNITED STATES.

                                           I PLAN TO ATTEND__________